Exhibit 10.2
REVOLVING NOTE

$15,000,000.00	November 21, 2008

FOR VALUE RECEIVED, the undersigned, ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company ("Borrower"), hereby unconditionally promises to pay to the order of TEXTRON FINANCIAL CORPORATION (herein, together with any subsequent holder hereof, the "Holder") the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000) or such lesser sum as may constitute Holder's Pro Rata Share of the outstanding principal amount of all Loans pursuant to (and as defined in) the Loan Agreement (as defined below) on the date on which such outstanding principal amounts become due and payable pursuant to the Loan Agreement, in strict accordance with the terms thereof.  Borrower likewise unconditionally promises to pay to Holder interest from and after the date hereof on Holder's Pro Rata Share of the outstanding principal amount of Loans at such interest rates, payable at such times, and computed in such manner as are specified in Section 1.3 of the Loan Agreement, in strict accordance with the terms thereof.

This Revolving Note ("Note") is issued pursuant to, and is one of the "Revolving Notes" referred to in, the Loan and Security Agreement dated of even date herewith (as at any time amended, restated, supplemented or otherwise modified, the "Loan Agreement"), among Borrower, Textron Financial Corporation, as collateral and administrative agent (in such capacity, together with its successors in such capacity, the "Agent") for itself and the financial institutions from time to time parties thereto as lenders ("Lenders"), and such Lenders, and Holder is and shall be entitled to all benefits thereof and of all Loan Documents executed and delivered in connection therewith.  This Note is subject to certain restrictions on transfer or assignment as provided in the Loan Agreement.  All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

The repayment of the principal balance of this Note is subject to the provisions of the Loan Agreement.  The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the termination of the Commitments as set forth in Section 1.6 of the Loan Agreement.

All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Loan Agreement.

Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared (or shall become) due and payable in the manner and with the effect provided in the Loan Agreement.  Borrower agrees to pay, and save Holder harmless against, any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys' fees, if this Note is collected by or through an attorney-at-law.

All principal amounts of Loans made by Holder to Borrower pursuant to the Loan Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrower until paid in accordance with the terms of this Note and the Loan Agreement.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance  or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrower or inadvertently received by Holder, such excess sum shall be credited as a payment of principal and the balance, if any, returned to Borrower, but shall not be applied to the payment of interest.  It is the intent hereof that Borrower not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

Time is of the essence of this Note.  To the fullest extent permitted by Applicable Law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note.  No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy.  Holder, at its option, may enforce its rights against any Collateral securing this Note without Agent or Holder enforcing its rights against Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower.  Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Holder or Agent may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

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The rights of Holder and obligations of Borrower hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Rhode Island.  This Note is intended to take effect as an instrument under seal under Rhode Island law.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed under seal and delivered by its duly authorized officers on the date first above written.

BORROWER:

ANCHOR FUNDING SERVICES, LLC

By:	/s/
Brad Bernstein
President

[Seal]

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